UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 22, 2010
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                              001-09293 73-1016728
           (Commission File Number) (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                                  74820
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       (Address of Principal Executive Offices)               (Zip Code)


                                 (580) 436-1234
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On February 22, 2010, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months and year ended December 31, 2009. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                     Description
   -----------                     -----------

       99.1         Company Press Release dated February 22, 2010


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:   /s/ Randy Harp
                                ------------------------------------------------
                                    Randy Harp, Chief Operating Officer

Date:  February 22, 2010

For Release 8:30 a.m. Eastern                     Company      Steve Williamson
Monday, February 22, 2010                         Contact:        (580) 436-1234

                 Pre-Paid Legal Announces 2009 Year-End Results

ADA, OK, February 22, 2010 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the fourth quarter and year ended December 31, 2009. Net income for the fourth quarter of 2009 decreased 23% to $11.4 million from $14.7 million for the prior year's fourth quarter. Diluted earnings per share for the 2009 fourth quarter decreased 15% to $1.08 per share from $1.27 per share for the prior year's comparable quarter due to a decrease in net income of 23% and a decrease of 9% in the weighted average outstanding shares. Membership revenues in the fourth quarter of 2009 decreased to $108.6 million from $109.0 million for the same period last year.

Net income for the full year of 2009 decreased 8% to $55.1 million from $60.2 million for 2008. Diluted earnings per share for 2009 remained constant at $5.04 per share for both years due to decreased net income of 8% and an 8% decrease in the weighted average number of outstanding shares. Membership revenues for 2009 were down 2% to $426.4 million from $436.8 million for the prior year.

Net cash provided by operating activities increased 5% to $67.8 million for 2009 from $64.3 million for 2008. During 2009, we purchased and formally retired 1,354,183 shares of our common stock for $50.7 million, or an average price of $37.44 per share. From April 1999 to year-end 2009, we invested $457.9 million in the repurchase of 15.1 million shares at an average price of $30.32 per share, reducing the number of shares outstanding at year-end 2009 approximately 57% from 23.6 million at March 31, 1999 to 10.1 million. At December 31, 2009, we had $42.3 million of debt outstanding and $56.4 million in cash and cash equivalents and unpledged investments.

Fourth quarter 2009 membership fees increased to $108.6 million compared to $105.4 million for the 2009 third quarter. Commissions increased 2%, membership benefits were 34% of membership fees for the 2009 fourth and third quarters while general and administrative expenses were 12% of membership fees for both periods. Associate services revenues increased to $9.5 million compared to $7.6 million in the third quarter of 2009 and direct marketing expenses increased to $10.8 million from $7.8 million.

We will conduct a conference call to present the year-end results on Wednesday, February 24, 2010 at 8:30 a.m. Eastern Time. The conference call will be web cast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (720) 545-0046. Audio replay will be available beginning at 11:30 a.m. Eastern Time on February 24, 2010 and will run through midnight Wednesday, March 3, 2010 by dialing (706) 645-9291; pass code for the replay is 56201592. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section  21E  of  the  Securities  Exchange  Act of  1934.  The  forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that consumer purchases of discretionary items may be impacted by a downturn in the economy, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we have repurchased more than half of our outstanding shares. Please refer to pages 18 through 20 of our 2008 Form 10-K/A and pages 7 and 8 of our September 30, 2009 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.


PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)


                                        (Dollars and shares in 000s, except per share amounts)


                                                                        Three Months              Year Ended
                                                                     Ended December 31,          December 31,
                                                                  -----------------------  ------------------------
                                                                      2009        2008         2009         2008
                                                                  -----------  ----------- -----------  -----------
Revenues:
  Membership fees..............................................   $   108,573  $   108,994 $   426,429  $   436,778
  Associate services...........................................         9,538        4,952      28,352       23,534
  Other........................................................           906          962       3,696        4,177
                                                                  -----------  ----------- -----------  -----------
                                                                      119,017      114,908     458,477      464,489
                                                                  -----------  ----------- -----------  -----------
Costs and expenses:
  Membership benefits..........................................        36,919       37,619     145,128      150,318
  Commissions..................................................        37,578       31,060     130,601      126,758
  Associate services and direct marketing......................        10,789        5,591      31,921       23,582
  General and administrative...................................        12,676       14,155      51,594       53,021
  Other, net...................................................         2,063        3,277       8,558       13,413
                                                                  -----------  ----------- -----------  -----------
                                                                      100,025       91,702     367,802      367,092
                                                                  -----------  ----------- -----------  -----------

Income before income taxes.....................................        18,992       23,206      90,675       97,397
Provision for income taxes.....................................         7,577        8,474      35,537       37,225
                                                                  -----------  ----------- -----------  -----------
Net income.....................................................   $    11,415  $    14,732 $    55,138  $    60,172
                                                                  -----------  ----------- -----------  -----------

Basic earnings per common share................................   $     1.08   $     1.28  $     5.05   $     5.05
                                                                  -----------  ----------- -----------  -----------

Diluted earnings per common share..............................   $     1.08   $     1.27  $     5.04   $     5.04
                                                                  -----------  ----------- -----------  -----------

Weighted average number of shares:
  Basic........................................................        10,545       11,547      10,918       11,916
  Diluted......................................................        10,559       11,561      10,932       11,934

Net cash provided by operating activities...............................................     $   67,794   $   64,317
Net cash provided by (used in) investing activities.....................................     $    6,822   $   (4,411)
Net cash used in financing activities...................................................     $  (68,240)  $  (58,319)


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